Exhibit 23.2

                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference in this Registration Statement of D&E Communications, Inc. on this Form S-8 of our report dated March 6, 1998, on our audit of the consolidated financial statements of D&E Communications, Inc. and its subsidiaries as of December 31, 1997 and December 31, 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of D&E Communications, Inc. for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers, LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 28, 1998